Exhibit 4.1

AMENDMENT TO THE

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of October 6, 2020, by and among Allstar LLC, a Delaware limited liability company ( “Allstar”), Academy Sports and Outdoors, Inc., a Delaware corporation (“Corporation”), and New Academy Holding Company, LLC, a Delaware limited liability company (“NAHC”), amends and restates in its entirety that certain Registration Rights Agreement, dated as of August 3, 2011, by and among Allstar, NAHC and Academy Holdings, Inc. (as amended by that certain Addendum Agreement, dated as of August 30, 2011, by and between NAHC and Allstar Managers LLC, the “Existing Registration Rights Agreement”).

WHEREAS, the Corporation is currently contemplating an underwritten initial public offering (the “Initial Public Offering”) of shares of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, in connection with the Initial Public Offering, each Shareholder (as defined in the Existing Registration Rights Agreement) that is a unitholder of NAHC will contribute its equity interests in NAHC to the Corporation in exchange for shares of Common Stock and NAHC will become a wholly-owned subsidiary of the Corporation;

WHEREAS, the Corporation constitutes the “IPO Corporation” and the Initial Public Offering constitutes the “Initial Public Offering” under each of the Existing Registration Rights Agreement and the Amended and Restated Limited Liability Company Agreement of NAHC (as amended or supplemented from time to time through the date hereof, the “LLC Agreement”);

WHEREAS, Sections 4.8(a) and 14.11 of the LLC Agreement and Section 11(k) of the Existing Registration Rights Agreement require NAHC (if it is not the IPO Corporation thereunder) to cause the Corporation to become a party to and grant registration rights described in the Existing Registration Rights Agreement with respect to securities of the Corporation;

WHEREAS, Section 11(a) of the Existing Registration Rights Agreement further permits amendments, modifications, supplements, waivers and/or consents to departures from the provisions of the Existing Registration Rights Agreement with the written consent of Allstar, so long as such amendments, modifications, supplements, waivers and/or consents to departures would not (i) subject a Shareholder (for purposes of clauses (i) and (ii), as defined therein) to adverse differential treatment relative to other Shareholders, (ii) be adverse to a right specifically granted to a specific Shareholder but not to other Shareholders and (iii) adversely affect any Gochman Member (as defined therein); and

WHEREAS, in connection with the Initial Public Offering, each of Allstar, the Corporation and NAHC desires to amend and restate the Existing Registration Rights Agreement to, among other things, add the Corporation as a party thereto and grant the registration rights described therein to the Shareholders with respect to securities of the Corporation.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Amendments to Existing Registration Rights Agreement. Each of the parties hereto agrees that, effective as of the date hereof, the Existing Registration Rights Agreement shall be amended and restated in its entirety in the form attached hereto as Schedule I.

Section 2.    Defined Terms. Capitalized terms used but not otherwise defined herein (including in the Preamble and Recitals hereto) shall have the meanings assigned to such terms in Schedule I hereto. Section 1 of Schedule I hereto is incorporated herein by reference and applies mutatis mutandis.

Section 3.    Miscellaneous. Section 11 of Schedule I hereto is incorporated herein by reference and applies mutatis mutandis.

Section 4.    Effectiveness. This Amendment shall become effective on and as of the date hereof.

[Remainder of page intentionally left blank; Signatures follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ALLSTAR LLC

By:	/s/ Terence Gallagher
Name: Terence Gallagher
Title: Vice President, Finance

[Amendment to Registration Rights Agreement Signature Page]

ACADEMY SPORTS AND OUTDOORS, INC.

By:	/s/ Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary

[Amendment to Registration Rights Agreement Signature Page]

NEW ACADEMY HOLDING COMPANY, LLC

By:	/s/ Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary

[Amendment to Registration Rights Agreement Signature Page]

Schedule I

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 6, 2020, is by and among Allstar LLC, a Delaware limited liability company (together with its Affiliates (as defined below) that hold Common Stock (as defined below) or other Registrable Securities (as defined below) received in respect of Common Stock, “Allstar”), Allstar Co-Invest Blocker L.P., a Delaware limited liability company, KKR 2006 Allstar Blocker L.P., a Delaware limited partnership, Academy Sports and Outdoors, Inc., a Delaware corporation (“Corporation”), New Academy Holding Company, LLC, a Delaware limited liability company (“NAHC”), Allstar Managers LLC, a Delaware limited liability company, MG Family Limited Partnership, a Delaware limited partnership, and MSI 2011 LLC, a Delaware limited liability company, and any other Person who may become a party hereto pursuant to Section 11(c).

WHEREAS, in connection with the underwritten initial public offering of the Corporation’s Common Stock (the “Initial Public Offering”), the Corporation desires to grant, and the Shareholders desire to have, certain registration and other rights with respect to their Registrable Securities, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the LLC Agreement:

“Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and, with respect to the KKR Shareholders only, any investment fund, vehicle or holding company of which a KKR Shareholder or an Affiliate of a KKR Shareholder serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any portfolio company of the KKR Shareholders.

“Agreement” shall have the meaning set forth in the Preamble.

“Allstar” shall have the meaning set forth in the Preamble.

“Allstar Managers” shall mean Allstar Managers LLC and its Permitted Transferees.

“Board” shall mean the board of directors of the Corporation.

“Change of Control” shall have the meaning set forth in the LLC Agreement.

“Common Stock” shall mean all shares existing or hereafter authorized of any class of common stock of the Corporation, which has the right (subject always to the rights of any class or series of preferred stock of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Corporation” shall have the meaning set forth in the Preamble.

“Demand Cutback” shall have the meaning set forth in Section 3(b) hereof.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Registration Rights Agreement” shall have the meaning set forth in the Preamble.

“Gochman Affiliates” means (a) any Gochman family member, (b) any Affiliate of a Gochman Shareholder that is directly or indirectly controlled by either one or both of David Gochman or Molly Gochman, and (c) any eligible person. For purposes of this definition, (i) “control” (including with correlative meanings, the term “controlled by”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, contract or otherwise; (ii) “Gochman family member” means a lawful descendant of one or more parents of David Gochman and Molly Gochman (including David Gochman and Molly Gochman) and the spouse of such descendant; and (iii) “eligible person” means (A) (t) Gochman Descendants’ Trust No. One f/b/o Molly Gochman created u/a/d October 31, 1994 between Arthur M. Gochman, as Grantor, and David E. Gochman, as Trustee, (u) Molly Gochman Grantor Trust created u/a/d August 5, 1995 between Molly Gochman, as Grantor, and David E. Gochman, as Trustee, (v) Gochman Descendants’ Trust No. One f/b/o David E. Gochman created u/a/d October 31, 1994 between Arthur M. Gochman, as Grantor, and David E. Gochman, as Trustee, (w) David E. Gochman 2007 Family Trust created u/a/d April 27, 2007, between David E. Gochman, as Grantor, and Charles F. Herring, Jr., as Trustee, (x) 2009 DG GRAT created u/a/d December 16, 2009, by David E. Gochman, as Grantor and Trustee, (y) 2010 DG GRAT created u/a/d December 16, 2010, by David E. Gochman, as Grantor and Trustee and (z) any trust for the primary benefit of one or more Gochman family members (collectively, the trusts referred to in clauses (t) through (z) are “qualified trusts”), (B) the estate of any Gochman family member, (C) any custodian for the benefit of a Gochman family member under the Delaware Uniform Transfers to Minors Act or the comparable laws of any other jurisdiction, and (D) other entities, including but not limited to partnerships, corporations and limited liability companies, in each case, where the majority of the equity interests are directly or indirectly owned by one or more of the Persons described in (a) through (c) of this definition.

“Gochman Shareholders” shall mean, collectively, MG Family Limited Partnership and MSI 2011 LLC and any of their respective Permitted Transferees.

“FINRA” shall mean the U.S. Financial Industry Regulatory Authority.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“KKR Shareholders” shall mean, collectively, Allstar, Allstar Co-Invest Blocker L.P. and KKR 2006 Allstar Blocker L.P. and any of their respective Permitted Transferees.

“Law” shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, writ, decree or agency requirement of any governmental entity.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of NAHC, as amended or supplemented from time to time through the date hereof.

“Long-Form Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Losses” shall have the meaning set forth in Section 8(a) hereof.

“NAHC” shall have the meaning set forth in the Preamble.

“Notice” shall have the meaning set forth in Section 3(a).

“Other Securities” shall have the meaning set forth in Section 4(b).

“Permitted Transferee” shall mean (i) any Affiliate of such Shareholder and/or, in the case of a KKR Shareholder, any Affiliate of Kohlberg Kravis Roberts & Co. L.P., (ii) any successor entity of such Shareholder, (iii) in the case of any Gochman Shareholder, any Gochman Affiliate and (iv) with respect to any Shareholder that is an investment fund or controlled by an investment fund, any other investment fund or vehicle of which such Shareholder or an Affiliate serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Common Stock) and in which such Shareholder or an Affiliate retains sole voting and dispositive power.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Cutback” shall have the meaning set forth in Section 4(b) hereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than a Registration Statement on Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act.

“Registrable Securities” shall mean any shares of Common Stock currently held or hereafter acquired by the Shareholders and any other securities issued with respect to (or issuable upon the conversion or exercise of any warrant, right or other security which is issued with respect to) any such shares by way of share or equity split, share or equity dividend, recapitalization, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (c) they shall have ceased to be outstanding, or (d) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders” shall mean the KKR Shareholders, the Gochman Shareholders, Allstar Managers and any other Person who may become a party hereto pursuant to Section 11(c).

“Shelf Registration Statement” shall have the meaning set forth in Section 3(a) hereof.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Short-Form Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Take-Down Notice” shall have the meaning set forth in Section 4(c) hereof.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

Section 2.    Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.

Section 3.    Demand Registrations.

(a)    Requests for Registration. Subject to the following paragraphs of this Section 3(a), (i) upon the requisite approval of the Board, Allstar shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale in an Initial Public Offering of a number of shares of Common Stock specified by Allstar (which offer and sale may include an offering of newly issued Common Stock by the Corporation and/or, at the request of Allstar, an offering of Registrable Securities) and (ii) following the Initial Public Offering, each of KKR Shareholders and Gochman Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) or, if the Corporation is then eligible, on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by any such demanding Shareholder (or all such demanding Shareholders if more than one Shareholder makes a demand) is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission) in the case of any Long-Form Registration and at least $20,000,000 (without regard to any underwriting discount or commission) in the case of any Short-Form Registration; provided, further that, unless the Board shall otherwise consent, subject to Section 3(e), the Corporation shall not be obligated to file a registration statement relating to any registration request under this Section 3(a) within a period of 90 days after the effective date of any other registration statement relating to any registration request under this Section 3(a) (except if the underwriters shall require a longer period, but in any event no more than 180 days). A KKR Shareholder or a Gochman Shareholder may, in connection with any Demand Registration requested by such holder that is a Short-Form Registration, require the Corporation to file such registration statement with the SEC in accordance with and pursuant to Rule 415 under the Securities Act including, if the Corporation is a well-known seasoned issuer at the time of filing of the Short-Form Registration (as defined in Rule 405 under the Securities Act), as an automatic shelf registration (a “Shelf Registration Statement”). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3, and shall not count as a Demand Notice for purposes of Section 3(e), if (w) the Registration Statement relating thereto does not become effective, or is not maintained effective by the Corporation for the period required pursuant to this Section 3, (x) the offering of the Registrable Securities pursuant to such Registration Statement is not completed for any reason (other than solely by reason of some act or omission by the holder exercising its Demand Notice, including the withdrawal of such registration request pursuant to Section 3(d)), including because it was subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (y) the holder exercising its Demand Notice has fewer than 60% of the amount of Registrable Securities originally requested to be included in such Registration Statement as a result of a Demand Cutback or (z) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than solely by reason of some act or omission by the holder exercising its Demand Notice to fail to perform its obligations under this Agreement or such purchase or underwriting agreement.

Within 10 days after receipt by the Corporation of a Demand Notice in accordance with this Section 3(a) (other than a Demand Notice provided to effect an Initial Public Offering in which Allstar is not selling (or causing to be sold) Common Stock on a secondary basis, in which case no Notice shall be required), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within 20 days after such Notice is given by the Corporation to such holders, it being understood that any such request for inclusion of Registrable Securities given by a holder (including if given by a Gochman Shareholder) shall not be considered a Demand Notice for purposes of Section 3(e). The parties agree that, if the Corporation is effecting an Initial Public Offering in which Allstar or any of its Affiliates is selling (or causing to be sold) Common Stock on a secondary basis, then Allstar shall have be deemed to have made a Demand Notice for purposes of this Agreement.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and/or, in the case of an Initial Public Offering, the number of shares of Common Stock to be issued by the Corporation (if any), and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement filed in connection with any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement. The Corporation shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities covered by such Shelf Registration Statement have been sold and (B) the date on which the Registrable Securities covered by the Shelf Registration Statement are eligible to be sold or transferred without being subject to any holding period or volume limitations pursuant to Rule 144.

(b)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter or underwriters of such underwritten offering advise the holders of such securities in writing that, in its good-faith opinion, the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of Registrable Securities that can be sold without adversely affecting the price, timing or distribution of the Registrable Securities to be included in such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering (such reduction in the number of Registrable Securities to be included in such underwritten offering, the “Demand Cutback”), and such number of Registrable Securities shall be allocated as follows (provided that if such offering is an Initial Public Offering, clauses (i) and (ii) below shall be reversed such that securities requested to be included by the Corporation shall be given priority over Registrable Securities to be included by Shareholders):

(i)    first, pro rata among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; provided that if such offering is an Initial Public Offering, and if (1) prior to giving effect to any Demand Cutback the Gochman Shareholders collectively would hold a number of shares of Common Stock and other Registrable Securities in the aggregate after consummation of the Initial Public Offering equal to less than three percent (3%) of the total common equity of the Corporation then outstanding, calculated (I) assuming that the Gochman Shareholders sell in the Initial Public Offering a percentage of their Registrable Securities equal to the percentage of Registrable

Securities proposed to be sold by Allstar in the Initial Public Offering, (II) taking into account any dilution to the Gochman Shareholders’ ownership in the Corporation due to any proposed primary issuance of common equity of the Corporation in the Initial Public Offering, and (III) treating as outstanding for such purposes any such common equity issuable upon exchange of Membership Interests (as defined in the Existing Registration Rights Agreement) of NAHC, or (2) the Initial Public Offering would result in a Change of Control, then, in each of cases (1) and (2), the Gochman Shareholders shall have priority over other holders of Registrable Securities in the Initial Public Offering and shall be entitled first to sell up to a number of Registrable Securities equal to the lesser of (x) all of the Registrable Securities held by the Gochman Shareholders, (y) that number of Registrable Securities requested to be sold by Allstar in the Initial Public Offering and (z) the maximum number of Registrable Securities held by Shareholders (including Allstar and the Gochman Shareholders) that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the Initial Public Offering, and thereafter, such allocation shall be as set forth above excluding the Gochman Shareholders; and

(ii)    second, the securities for which inclusion in such Demand Registration was requested by the Corporation, together with all Other Securities requested to be included in such Demand Registration.

No securities excluded from the underwriting pursuant to this Section 3(b) shall be included in such registration.

(c)    Postponement of Demand Registration. The Corporation shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good-faith judgment of the Board, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Corporation shall so postpone the filing of a Registration Statement, the Person exercising its right to request a Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders, and such request for a demand registration shall not be considered a Demand Notice for purposes of Section 3(e).

(d)    Cancellation of a Demand Registration. Holders of the Registrable Securities who initially requested a Demand Registration shall have the right to notify the Corporation that they have determined that the registration statement be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw such registration statement.

(e)    Number of Demand Notices. In connection with the provisions of this Section 3, (i) the KKR Shareholders shall have an unlimited number of Demand Notices which it is permitted to deliver (or cause to be delivered) to the Corporation hereunder and (ii) the Gochman Shareholders as a group shall be entitled to deliver (or cause to be delivered) to the Corporation no more than three Demand Notices pursuant to Section 3(a)(ii); provided that the Gochman Shareholders shall not be permitted to deliver more than one Demand Notice pursuant to Section 3(a)(ii) in any 365 day period and the right of the Gochman Shareholders under Section 3(a)(ii) shall terminate on the sixth month anniversary of the date that the Gochman Shareholders in the aggregate cease to own more than 3% of the outstanding Common Stock of the Corporation; and provided, further, that any Demand Notice of the Gochman Shareholders shall be valid only if delivered by the Gochman Shareholder(s) holding a majority of the Common Stock then owned by all Gochman Shareholders.

(f)    Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the Corporation in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4.    Piggyback Registration.

(a)    Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock whether or not for sale for its own account (other than a registration statement (x) on Form S-4, Form S-8 or any successor forms thereto or (y) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time after the Initial Public Offering, the Corporation shall give prompt written notice of such filing no later than ten days after the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten days after notice has been given to the applicable holder. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (A) 180 days after the effective date thereof and (B) consummation of the distribution by the holders of all of the Registrable Securities included in such Registration Statement.

Any holder of Registrable Securities shall have the right to withdraw its Piggyback Request by giving written notice to the Corporation of its request to withdraw at least ten business days prior to the planned effective date of the related Registration Statement.

(b)    Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to rights under this Section 4 are to be sold in an underwritten offering, the Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities who have submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and conditions as any other interests, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Corporation in writing that, in their good-faith opinion, the total number or dollar amount of securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without adversely affecting the price, timing or distribution of the securities to be included in such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights, the “Other Securities”), then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering (such reduction in the number of Registrable Securities to be included in such underwritten offering, the “Piggyback Cutback”), and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Corporation for its own account; (ii) second, all Registrable Securities requested to be included in such registration pursuant to Section 4, pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and (iii) third, all Other Securities requested to be included in such Registration Statement.

(c)    Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 3 or Section 4 is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then, the Corporation shall, as promptly as practicable, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 4(c)). In connection with any Shelf Underwritten Offering:

(i)    such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such holder notifies the proposing holders and the Corporation within five business days after delivery of the Take-Down Notice to such holder; and

(ii)    if any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in an underwritten offering that was initially requested by a holder or holders pursuant to a Take-Down Notice, and the managing underwriter or underwriters of such underwritten offering advise such holder(s) in writing that it is their good-faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a Demand Registration.

Section 5.    Restrictions on Public Sale by Holders of Registrable Securities. Each Shareholder agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Initial Public Offering) or 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, plus an extension period as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. Subject to the limitations set forth in the prior sentence, the Corporation shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Shareholders and holders of Registrable Securities agree to execute the form so negotiated; provided that no Gochman Shareholder shall be obligated to execute any “lock-up” agreement for any underwritten public offering that is more restrictive than the “lock-up” executed by KKR Shareholders for such underwritten public offering.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten Public Offering, the Corporation will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (plus an extension period as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter periods as the managing underwriters may agree to with the Corporation) after the effective date of such registration, provided that such period may be extended as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research.

Section 6.    Registration Procedures. If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable Law;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)    notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)    if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable Law;

(f)    furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Corporation may furnish or make available any such documents in electronic format;

(g)    deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Corporation may furnish or make available any such documents in electronic format; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)    use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject to such service but for this Agreement;

(i)    cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten business days prior to having to issue the securities;

(j)    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(k)    upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)    use its reasonable best efforts to cause all shares of Registrable Securities covered by the Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an initial public offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten business days following the effectiveness of such Registration Statement);

(o)    enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by Purchaser and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)    make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by Law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of Law;

(q)    cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in conference calls and “road shows”); provided that any such support shall not be required if it would, in the Corporation’s reasonable judgment, interfere with the normal business operations of the Corporation in any substantial respect; and

(r)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Corporation shall provide any holder of Registrable Securities the opportunity to review and provide comments to the Registration Statement to the extent practicable.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including (i) all registration and filing fees (including fees and expenses with respect to (A) filings required to be made with the FINRA and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including the expenses of any “comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, and (vii) fees and disbursements of one counsel for KKR Shareholders and the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by KKR Shareholders if making the Demand Registration (and otherwise, by the holders of a majority of the Registrable Securities being sold in connection therewith) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective; provided that if such counsel is selected by the KKR Shareholders and in the good-faith opinion of the Gochman Shareholders participating in any such offer there is a conflict or potential conflict of interest between such counsel’s representation of the KKR Shareholders and such Gochman Shareholders, such Gochman Shareholders shall be entitled to select separate counsel reasonably acceptable to the Corporation to represent them and the Corporation shall pay the fees and disbursements of such counsel in addition to the fees and disbursements of counsel to the KKR Shareholders. In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7 (including, without limitation, capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities).

Section 8.    Indemnification.

(a)    Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by Law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, affiliates, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus (including without limitation preliminary or final), offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation or any of its affiliates, employees, officers, directors or agents of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated thereunder applicable to the Corporation and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, representatives and employees and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such holder and the officers, directors, partners, affiliates, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each such controlling person, each such underwriter, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action; provided that the Corporation will not be liable in any such case to the extent that any such Loss arises out of or is based on (i) any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder for use therein, (ii) offers or sales effected by or on behalf of such holder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Corporation or (iii) the failure of any holder to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Corporation shall have delivered to such holder such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(b)    Indemnification by Holder of Registrable Securities. The Corporation may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with this Agreement, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by Law, severally and not jointly with any other holders of Registrable Securities, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers from and against all Losses, as incurred, arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to (without limitation of the portions of this Section 8(b)) reimburse the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 8(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d)    Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that in all cases the Gochman Shareholders, on the one hand, and KKR Shareholders, on the other hand, shall be treated in the same manner.

Section 9.    Rule 144.

(a)    After an Initial Public Offering, the Corporation shall (i) use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (A) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Corporation, and (C) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)    The foregoing provisions of this Section 9 are not intended to modify or otherwise affect any restrictions on transfers of securities contained in the LLC Agreement.

Section 10.    Underwritten Registrations.

(a)    In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the KKR Shareholder(s) in any Demand Registration or in the Initial Public Offering, which selection shall be subject to approval by the Corporation, not to be unreasonably withheld, and (ii) the Corporation to administer any other offering, including any Piggyback Registration (other than the Initial Public Offering).

(b)    No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person for use therein.

Section 11.    Miscellaneous.

(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the KKR Shareholders; provided, however, that (i) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject a Shareholder to adverse differential treatment relative to the other Shareholders shall require the prior written agreement of the differentially treated Shareholder and (ii) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would be adverse to a right specifically granted to a specific Shareholder herein (but not to other Shareholders) shall require the prior written agreement of that Shareholder; provided, further, that any amendments, modifications, supplements, restatements or waivers to the following provisions of this Agreement that would adversely affect any Gochman Shareholder (or any other provision of this Agreement if such amendment, modification, supplement, restatement or waiver would be inconsistent with or conflict with the following provisions of this Agreement in a manner adverse to a Gochman Shareholder) shall not be effective as to such Gochman Shareholder without such Gochman Shareholder’s prior written consent: Sections 1, 3, 4, 7, 8(a), 8(e) and this Section 11(a). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement (other than, for the avoidance of doubt, the right of any Shareholder to exercise its right to participate in such offering) and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement; provided that any right that is personal to a specific Shareholder may not be waived by such majority and shall require the waiver of such specific Shareholder (it being understood that a right specific to the Gochman Shareholders as a group shall be considered to be specific to each Gochman Shareholder).

(b)    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Corporation, to the address of its principal executive offices. If to any Shareholder, at such Shareholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c)    Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement. Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e)    Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean

“including, without limitation,”; (c) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

(f)    Governing Law. The provisions of and any claim, controversy or dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice-of-law or conflicts of law principles that would result in the application of the laws of a different jurisdiction.

(g)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)    Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)    Remedies. The parties hereto recognize and agree that money damages are insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedies of specific performance of the terms hereof and of injunctive relief will be available in the event of any such breach, in addition to all rights provided in this Agreement and granted by Law, and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

(k)     [Reserved]

(l)    Term. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities;

provided, that such Shareholder’s rights and obligations pursuant to Section 8, as well as the Corporation’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any Registration Statement in which any Registrable Securities of such Shareholders were included and, for the avoidance of doubt, any underwriter lock-up agreement that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(m)    Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such claim, controversy, dispute or proceeding may be heard and determined in such federal or state courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. Each of the parties hereto agrees that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by Law.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or Proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 11.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this     day of             , 20    , by and between                     (the “New Shareholder”) and Academy Sports and Outdoors, Inc., a Delaware corporation (the “Corporation”), pursuant to an Amended and Restated Registration Rights Agreement dated as of October 6, 2020 (the “Agreement”), by and among the Corporation and the Shareholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Corporation and the Shareholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder.

New Shareholder

Address:

Exhibit A-1

AGREED TO on behalf of the Corporation pursuant to Section 11(c) of the Agreement.

ACADEMY SPORTS AND OUTDOORS, INC.

By:

Printed Name and Title

Exhibit A-2